UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2018

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2018, Adamis Pharmaceuticals Corporation (the “Company”) announced that it had entered into a Distribution and Commercialization Agreement (the “Agreement”) with Sandoz Inc., a division of Novartis AG, to commercialize the Company’s Symjepi™ product for the emergency treatment of allergic reactions (Type I) including anaphylaxis.

Under the terms of the Agreement, the Company appointed Sandoz as the exclusive (including as to the Company) distributor of Symjepi in the United States and related territories (“Territory”), in all fields including both the retail market and other markets, and granted Sandoz an exclusive license under the Company’s patent and other intellectual property rights and know-how to market, sell, and otherwise commercialize and distribute the product in the Territory, subject to the provisions of the Agreement, in partial consideration of an upfront fee by Sandoz and potential performance-based milestone payments. There can be no assurances that any of these milestones will be met. As part of the Agreement, Sandoz has commercial rights to the Symjepi Epinephrine Injection USP 1:1000 Injection 0.3mg pre-filled single dose syringe product previously approved for marketing by the U.S Food and Drug Administration (“FDA”), as well as the Symjepi (epinephrine) Injection 0.15mg product if approved by the FDA, which is intended for use in the treatment of anaphylaxis for patients weighing 33-65 pounds and for which the Company submitted a supplemental new drug application to the FDA on November 27, 2017. The Company retains rights to the intellectual property subject to the Agreement and to commercialize both products outside of the Territory, but has granted Sandoz a right of first negotiation regarding such territories. In addition, the Company may continue to use the licensed intellectual property (excluding certain of the licensed trademarks) to develop and commercialize other products (with certain exceptions), including products that utilize the Company’s Symject syringe product platform.

The Agreement provides that Sandoz will pay to the Company 50% of the net profit from net sales, as each such term is defined in the Agreement, of the product in the Territory to third parties, determined on a quarterly basis. The Company will be the supplier of the product to Sandoz, and Sandoz will order and pay the Company a supply price for quantities of products ordered. Under the Agreement, net profit is determined based on the amount of net sales less the supply price that Sandoz pays the Company for quantities of the product sold in the applicable period and less certain additional amounts relating to sales, distribution and other expenses and amounts allocable to the product, and net sales is determined based on the net sales recorded by Sandoz for sales of the product and reflecting a number of customary deductions allocable to the product including, without limitation, product recalls or returns, discounts and credits, rebates, and certain other items.

The Company will be responsible for all manufacturing, component and supply costs related to manufacturing and supplying the product to Sandoz. The Company is responsible for component sourcing and regulatory compliance in the supply chain and for testing of lots of product. The Agreement includes customary provisions relating to ordering, delivering and payment for product ordered by Sandoz.

Sandoz has agreed to use commercially reasonable efforts to commercialize the product, subject to various conditions and to the other provisions of the Agreement. The Agreement does not include minimum payments to the Company by Sandoz, minimum requirements for sales of product by Sandoz or, with certain exceptions, minimum purchase commitments by Sandoz. Under the Agreement, Sandoz has sole discretion in determining pricing, terms of sale, marketing, and selling decisions relating to the product.

Under the Agreement, the Company will be responsible for all regulatory and registration activities related to the product in the Territory, including all costs of protecting and maintaining the Company’s intellectual property and costs related to obtaining and maintaining regulatory approvals for the product. Sandoz will be responsible for regulatory compliance with federal, state, and local government purchasing, pricing, and reimbursement programs. Sandoz will record revenues from sales of the product and will be responsible for marketing and sales costs, and is also responsible for developing and regulatory compliance regarding promotional materials. The Agreement also provides that Sandoz will enter into a quality agreement relating to production of commercial batches of the product, and that Sandoz and the Company will enter into a pharmacovigilance agreement relating to exchange of safety information and regulatory reporting requirements.

The Agreement contains customary representations, warranties and covenants of the Company, including without limitation relating to matters such as rights to grant the licenses under the Agreement, compliance with applicable laws, absence of infringement or violation of third party rights, conformity of the products and components with applicable laws and specifications, and other matters. The Agreement includes a number of other provisions dealing with product recalls, delivery requirements, safety reporting, intellectual property, quality control, audits, recordkeeping and other matters and agreements by the Company and Sandoz.

The Agreement includes customary indemnification provisions between the parties. The Company has agreed to indemnify Sandoz against losses and expenses paid or payable by Sandoz to third parties as a result of any third party claim related to certain matters, including (a) breach by the Company of any representations, warranties, covenants, or agreements made by the Company in the Agreement or certain related agreements, (b) negligence or willful misconduct by the Company or certain related persons relating to the Agreement, (c) the development, processing or manufacturing of the product, (d) certain product liability actions arising from the sale or use of the product, (e) certain expenses relating to failure to supply required quantities of the product, or (f) third party intellectual property infringement claims, with certain exceptions. Sandoz has agreed to indemnify the Company against losses and expenses paid or payable by the Company to third parties as a result of any third party claim related to any breach by Sandoz of any representations, warranties, covenants, or agreements made by Sandoz in the Agreement or certain related agreements, negligence or willful misconduct by Sandoz or certain related persons relating to the Agreement, or the commercialization of product by Sandoz.

Unless earlier terminated, the Agreement will expire ten years from the launch of the product, with annual renewal terms thereafter unless either party provides a notice of non-renewal within certain time periods. Either party may terminate the Agreement by reason of an uncured breach of a material provision of the Agreement, or following bankruptcy-related events affecting the other party. In addition, Sandoz may terminate the Agreement for other reasons, such as withdrawal of the product from the Territory due to certain regulatory actions of the FDA including FDA requirements, issuance of a voluntary recall or mutually agreed safety considerations, certain uncured quality deficiencies relating to the supply or manufacture of the product, if the Company is unable to supply product to Sandoz for certain periods of time, certain uncured quality deficiencies, or reasons relating to the commercial viability of the product. The Company has the right to terminate the Agreement with respect to all or certain market segments in the Territory following the occurrence of certain events relating to progress in commercializing the product.

Jefferies LLC acted as sole financial advisor to the Company in connection with the transaction. The Company has agreed to pay Jefferies a fee of $2.0 million, a portion of which is payable out of fees and milestone payments received with the balance payable in the fourth calendar quarter of 2018 or earlier in certain circumstances.

The foregoing description of certain terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement that the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2018, or other report that the Company may file with the Securities and Exchange Commission (the “SEC”). The Company intends to seek confidential treatment for certain portions of the Agreement pursuant to a confidential treatment request submitted to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to future events or our future results of operations and may include, without limitation, the following statements: the Company's beliefs concerning the ability of its Symjepi product to compete successfully in the market; the Company's beliefs concerning the safety and effectiveness of its product candidates; the timing of a commercial launch of the product by Sandoz; the markets in which Sandoz may seek to launch and market the product; future levels of sales of the product and sales and marketing activities relating to the product; the amount of net profit that may become payable to the Company under the Agreement; the amount of any future milestone payments that the Company may receive under the Agreement; and whether the FDA will approve the Company’s Symjepi (epinephrine) Injection 0.15mg product. These statements are only predictions and involve known and unknown risks, uncertainties and other factors beyond the Company’s control, which may cause the Company's actual results to be materially different from those anticipated by such forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. There can be no assurances, among other factors: (i) regarding the date by which Sandoz will commercially launch the product; (ii) regarding the markets into which Sandoz will launch the product or engage in sales and marketing activities; (iii) regarding the amount of future sales of the product or net profit or milestone payments to the Company under the Agreement; (iv) that the product will be commercially successful once launched or that Sandoz will engage in or continue any particular level of sales and marketing efforts after launch of the product; (v) that Sandoz will not terminate the Agreement for one or more other reasons permitted by the Agreement before the Company has received any, or any material, net profit payments or additional milestone payments; (vi) that the Company will be able to supply the quantities of product that are required under the Agreement; (vii) that unexpected labeling, manufacturing, supply, safety, recall, or other regulatory issues will not arise; or (viii) that the FDA will approve the Company’s supplemental NDA relating to the Symjepi™ (epinephrine) Injection 0.15mg product. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as required by applicable laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date of this Form 8-K. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Item 8.01	Other Events

On July 1, 2018, the Company issued a press release announcing the execution of the Distribution and Commercialization Agreement with Sandoz. The description of the agreement under Item 1.01 above is incorporated herein by reference. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits

99.1	Press Release of the Company, dated July 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: July 2, 2018	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer

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